UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 30, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401

(Address of principal executive offices, including zip code)

(303) 928-8599

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

On March 4, 2010, General Moly, Inc. (the “Company”) and Hanlong (USA) Mining Investment, Inc. (“Hanlong”), an affiliate of Sichuan Hanlong Group, a large privately held Chinese company, signed a Securities Purchase Agreement (the “Purchase Agreement”), a Bridge Loan Agreement (the “Loan Agreement”), and certain other agreements as previously disclosed in the Company’s filings with the Securities and Exchange Commission.  Under the terms of the Purchase Agreement, Hanlong is required to obtain government approvals for its purchase of the Company’s common stock within three months of stockholder approval, or by August 13, 2010.  Based on discussions with Hanlong, it was determined that it is highly unlikely that all of the Chinese Government approvals will be fully obtained by this deadline.

Therefore, on July 30, 2010, the Company and Hanlong executed an amendment to the Purchase Agreement extending the deadline for obtaining government approvals by two months to October 13, 2010.  In consideration for the extension, the amendment also extends the Company’s deadlines for publishing its Draft Environmental Impact Statement (“DEIS”) and receiving its Record of Decision (“ROD”) by two months, to February 28, 2011, and November 30, 2011, respectively, although the Company currently does not anticipate utilizing the additional time permitted for the publication of the DEIS or receipt of the ROD.  Conforming changes were made to other dates in the agreement.

In connection with the amendment to the Purchase Agreement, the Company and Hanlong also executed an amendment to the Loan Agreement extending the maturity date to March 31, 2012.

Item 2.02                     Results of Operations and Financial Condition

On July 30, 2010, the Company issued a press release announcing its unaudited financial results for the quarter and six months ended June 30, 2010.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01                     Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: August 2, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer